UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 7, 2019 (June 6, 2019)
 OCEANFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
110 West Front Street, Red Bank, NJ 07701
(Address of principal executive offices, including zip code)
(732)240-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange in which registered
Common stock, $0.01 par value per share	OCFC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On June 6, 2019, OceanFirst Financial Corp. (the “Company”), OceanFirst Bank, N.A. (the “Bank”) accepted the request of Joseph R. Iantosca, Executive Vice President and Chief Information Officer, to retire from the Company and the Bank effective as of July 1, 2019, following a distinguished 15-year career at the Bank. The Bank has asked Mr. Iantosca to be available as a resource during this transition. Mr. Iantosca has agreed to serve as a consultant through July 31, 2021. Anthony Giordano, Senior Operations Officer, will serve as interim Chief Information Officer. The Company intends to utilize an executive search firm in connection with hiring a new Chief Information Officer.
On June 6, 2019, the Company, the Bank and Mr. Iantosca entered into an Employment Separation Agreement and Release of Claims (the “Agreement”). Pursuant to the Agreement, provided Mr. Iantosca re-executes the Agreement on July 1, 2019 (the “Effective Date”) and does not revoke the Agreement within seven days after the Effective Date, Mr. Iantosca will receive the following payments, reduced by applicable taxes and deductions: (i) accrued and unpaid salary through the Effective Date; (ii) a lump sum payment of $150,000; (iii) bi-weekly payments of $13,461 from the Effective Date through December 31, 2019; and (iv) a lump sum payment of $404,167 on January 2, 2020. In addition, the Bank will pay for COBRA coverage for Mr. Iantosca and his dependents for up to 18 months following the Effective Date and the 21,734 shares of restricted stock awarded to Mr. Iantosca more than 12 months prior to the Effective Date shall become fully vested (and any applicable performance conditions waived).
Under the Agreement, Mr. Iantosca agreed to a release of claims against the Company and the Bank and reaffirmed the confidentiality, noncompetition and nonsolicitation provisions in the Confidentiality and Employee Restriction Agreement between him and the Company. At the request of the Chief Executive Officer, Mr. Iantosca will provide up to 20 hours per week on average of consulting services through December 31, 2019 and as he is reasonably available through July 31, 2021 for no additional compensation.
A copy of the Agreement is attached hereto as Exhibit 10.1, and this description is qualified by reference to the full text of the Agreement.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Employment Separation Agreement and Release of Claims by and among the Company, the Bank and Joseph R. Iantosca.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

Date: June 7, 2019	/s/ Steven J. Tsimbinos
Steven J. Tsimbinos
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Separation Agreement and Release of Claims by and among the Company, the Bank and Joseph R. Iantosca.